THE TOCQUEVILLE TRUST C/O U.S. BANK GLOBAL FUND SERVICES P.O. BOX 701 MILWAUKEE, Wisconsin 53201-0701	SCAN TO
VIEW MATERIALS & VOTE

THREE EASY WAYS TO VOTE YOUR PROXY
To vote by Internet
1) Read the Joint Proxy Statement and Prospectus and have the proxy card below at hand.
2) Go to the website www.proxyvote.com or scan the QR Barcode above
3) Follow the instructions provided on the website

To vote by Telephone
1) Read the Joint Proxy Statement and Prospectus and have the proxy card below at hand.
2) Call 1-800-690-6903
3) Follow the instructions.

To vote by Mail
1) Read the Joint Proxy Statement and Prospectus.
2) Check the appropriate boxes on the proxy card below.
3) Sign and date the proxy card.
4) Return the proxy card in the enclosed postage paid envelope provided.

If you are NOT voting by Telephone or Internet, Please Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	D90597-S52466	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

	For	Against	Abstain
1. To approve the Plan with respect to the Acquired Fund, which provides for: (i) the transfer of all of the assets and liabilities of the Acquired Fund to the Acquiring Fund in exchange for shares of the Acquiring Fund; and (ii) the distribution of shares of the Acquiring Fund so received to shareholders of the Acquired Fund.

2. If necessary, to adjourn or postpone the Meeting to permit further solicitation of proxies in the event that a quorum exists but there are not sufficient votes at the time of the Meeting to approve a Proposal.

Those present and the appointed proxies also will transact such other business, if any, as may properly come before the Special Meeting or any adjournments or postponements thereof.

Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope

Signature(s) should be exactly as name or names appearing on this proxy. If shares are held jointly, each holder should sign. If signing is by attorney, executor, administrator, trustee or guardian, please give full title. By signing this proxy card, receipt of the accompanying Notice of Special Meeting of Shareholders and Joint Proxy Statement and Prospectus is acknowledged.

____________________________________________ ____________________________________________
Signature [PLEASE SIGN WITHIN BOX] Date Signature [Joint Owners] Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Shareholders to be Held on November 15, 2022, or any adjournment or postponement thereof.
The attached Joint Proxy Statement and Prospectus (the "Joint Proxy Statement and Prospectus") are available on the internet at www.proxyvote.com.

THE TOCQUEVILLE OPPORTUNITY FUND
AND
THE TOCQUEVILLE PHOENIX FUND

The undersigned shareholder of The Tocqueville Opportunity Fund or The Tocqueville Phoenix Fund (each a "Fund" and together the "Funds"), each a series of The Tocqueville Trust (the "Trust"), hereby appoints Jeffrey Zatkowsky and Cleo Kotis and each of them, the attorneys and proxies of the undersigned, with power of substitution, to vote, as indicated herein, all of the shares of common stock of the Fund standing in the name of the undersigned at the close of business on September 19, 2022, at a Special Meeting of Shareholders to be held at the office of The Tocqueville Trust, 40 West 57th Street, 19th Floor, New York, NY 10019, November 15, 2022 at 10:00 a.m. Eastern Time, and at any and all adjournments thereof, with all of the powers the undersigned would possess if then and there personally present and especially (but without limiting the general authorization and power hereby given) to vote as indicated on the proposals, as more fully described in the Joint Proxy Statement and Prospectus for the meeting.

THIS PROXY IS SOLICITED BY THE TRUST'S BOARD OF TRUSTEES AND WILL BE VOTED FOR THE PROPOSALS SHOWN ON THE REVERSE SIDE UNLESS OTHERWISE INDICATED.

PLEASE SIGN AND DATE ON THE REVERSE SIDE